Energy Focus, Inc. Announces $3.5 Million Rights Offering

Solon, OH – September 9, 2009 – Energy Focus, Inc. (NASDAQ: EFOI), a leader in providing energy efficient lighting solutions, today announced that it intends to effect a $3.5 million common stock rights offering to its shareholders in order to raise equity capital to fund the acquisition of a Lighting Energy Services Company as well as for general corporate and working capital purposes. Prior to the offering, the exercise price per share of the rights will be set by our board of directors after considering many factors including; our history, the historical and current market price of our common stock, the ability of rights holders to subscribe for additional shares, the terms and expenses of this offering relative to other alternatives for raising capital, the size of this offering, and the general condition of the securities market.

The Company has filed a registration statement covering this offering with the Securities and Exchange Commission (http://www.sec.gov/Archives/edgar/data/924168/000095012309041356/l37475sv1.htm).
The distribution of rights and commencement of the offering will occur promptly following the effectiveness of that registration statement.

Under the terms of the rights offering, we will distribute at no charge to our shareholders transferable rights to purchase up to $3.5 million of common stock at the established subscription price per share. Seven million shares will be registered for this offering. We will distribute to each shareholder one transferable right for every share of common stock owned by the shareholder at the time this offering begins. Each right will entitle the holder to purchase one share of common stock at the established subscription price per share. Shareholders will be entitled to subscribe for shares not subscribed for by other shareholders.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering, which will be launched immediately following the effectiveness of the registration statement relating to the offering, will be made only by means of a prospectus.

About Energy Focus
Energy Focus, Inc. is a leading supplier of energy solutions and the world’s only supplier of EFO®, a lighting technology that is more efficient than conventional electric lamps. Energy Focus solutions provides energy savings, aesthetic, safety and maintenance cost benefits over conventional lighting. Energy Focus also has a long standing relationship with the US Government.  Energy Focus’ numerous Research and Development projects for the DOE and DARPA include creating energy efficient LED lighting systems for the US Navy fleet and the next generation Very High Efficiency Solar Cell. Customers include supermarket chains, the US government, state and local governmental agencies, retail stores, museums, theme parks and casinos, hotels, swimming pool builders and many others. Company headquarters are located at 32000 Aurora Rd., Solon, OH 44139. The company has additional offices in Pleasanton, CA, the United Kingdom, and Germany. For more information, see http://www.energyfocusinc.com.
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding our future business outlook, our products, our solutions, and/or our work with leading customers including governmental agencies. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results predicted. For more information about potential factors that could affect Energy Focus financial results, please refer to the Company’s SEC reports, including its Annual Reports on Form 10-K and its quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Energy Focus disclaims any intention or obligation to update or revise any forward-looking statements.

Media Contact:

            Energy Focus, Inc., Public Relations Office

            (440) 715-1295

            pr@energyfocusinc.com

Investor Contact:

CleanTech IR, Inc.

310-541-6824
btanous@cleantech-ir.com